As filed with the Securities and Exchange Commission on _______ __, 2007

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Murphy Oil Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2911	71-0361522
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	200 Peach Street P.O. Box 7000 El Dorado, AR 71731-7000 (870) 862-6411
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

MURPHY OIL CORPORATION 2007 LONG-TERM INCENTIVE PLAN MURPHY OIL CORPORATION EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

Steven A. Cossé, Esq. Senior Vice President and General Counsel 200 Peach Street Post Office Box 7000 El Dorado, AR 71731-7000
(Name and Address of Agent for Service) Telephone number, including area code, of agent for service: (870) 862-6411

Copy to:
Barbara Nims, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered(1)	Amount To Be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount Of Registration Fee
Murphy Oil Corporation Common Stock, par value $1.00 per share	7,080,000 (4)	$57.04	$403,843,200	$12,397.99
(1)   This Registration Statement also pertains to Rights to Purchase one one-thousandth of a share of Series A Participating Cumulative Preferred Stock, par value $100.00 per share, of the Registrant (“the Rights”). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Murphy Oil Corporation Common Stock (“Common Stock” or “Shares”) and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued in respect of each share of Common Stock held subject to adjustment pursuant to anti-dilution provisions.

(2)   Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “1933 Act”).

(3)   Estimated pursuant to Rule 457(c) under the 1933 Act solely for the purpose of computing the registration fee, based on the average of the high and low prices of Common Stock being registered hereby on the New York Stock Exchange LLC on May 7, 2007.

(4)    6,700,000 Shares of Common Stock are being registered for issuance under the 2007 Long-Term Incentive Plan (the Plan”) and 380,000 Shares of Common Stock are being registered under the Murphy Oil Corporation Employee Stock Purchase Plan (the “ESPP”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the 1933 Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

Murphy Oil Corporation (the “Company” or the “Registrant”) hereby incorporates herein by reference the following documents filed pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) (1934 Act File No. 001-08590):

(1) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006.

(2) All documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the filing of such Form 10-K and prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold or (ii) which deregisters all securities then remaining unsold.

(3) The description of the Registrant’s Common Stock $1.00 par value contained in the Registrant’s 1934 Act registration statement on Form 8-A dated September 12, 1989, and the rights contained in the Registrant’s 1934 Act Registration Statements, filed as Exhibits 4.4 and 4.5, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, all filed with the Commission pursuant to the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

Not applicable, see Item 3(3) above.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of plan interests offered hereby will be passed upon for the Registrant by Walter K. Compton, Esq., Manager, Law Department & Corporate Secretary of Murphy Oil Corporation. As of the date of this Registration Statement, the fair market value of securities of the Registrant, including options, beneficially owned by Mr. Compton exceeds $50,000.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

The Company’s Bylaws provide for the following:

Section 1.(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this Article VIII shall also include the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this Article VIII shall be a contract right.

(b) The Company may, by action of its board of directors, provide indemnification to such of the employees and agents of the Company to such extent and to such effect as the board of directors shall determine to be appropriate and authorized by Delaware Law.

Section 2. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under Delaware Law.

In addition, the Registrant has purchased and maintains directors’ and officers’ liability insurance.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

Item 8. EXHIBITS

Exhibit Number	Exhibit
4.1
Certificate of Incorporation of the Registrant, as amended, effective May 11, 2005, filed as Exhibit 3.1 to the Registrant’s Form 10-Q report for the quarterly period ended June 30, 2005, filed on August 5, 2005 (1934 Act File No. 001-08590).*

4.2	By-Laws of Registrant, as amended February 7, 2007 , filed as Exhibit 3.2 to the Registrant’s Form 8-K dated February 12, 2007 (1934 Act File No. 001-08590).*

4.3
Rights Agreement dated as of December 6, 1989 between Murphy Oil Corporation and Harris Trust Company of New York, as Rights Agent, filed as Exhibit 4.3 of Form 10-K for the year ended December 31, 2004, filed on March 16, 2005 (1934 Act File No. 001-08590).*

4.4
Amended Rights Agreement dated as of April 6, 1998 (“Amendment No. 1”) to the Rights Agreement dated as of December 6, 1989 (the “Original Agreement”) between Murphy Oil Corporation and Harris Trust Company of New York, as Rights Agent, filed as Exhibit 4.4 of Form 10-K for the year ended December 31, 2004, filed on March 16, 2005 (1934 Act File No. 001-08590).*

4.5
Amendment No. 2 dated as of April 15, 1999 to the Rights Agreement dated as of December 6, 1989, as amended by Amendment No. 1 dated as of April 6, 1998 between Murphy Oil Corporation and Harris Trust Company of New York, as Rights Agent, filed as Exhibit 4.5 of Murphy’s Form 10-K report for the year ended December 31, 2004, filed on March 16, 2005 (1934 Act File No. 001-08590).*

5.1	Opinion of Walter K. Compton, Esq.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Walter K. Compton, Esq. (included in Exhibit 5.1).

24	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	Murphy Oil Corporation 2007 Long-Term Incentive Plan.

99.2	Murphy Oil Corporation Employee Stock Purchase Plan.

*Incorporated herein by reference

Item 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the 1933 Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the 1933 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the 1933 Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on May 9, 2007.

MURPHY OIL CORPORATION
By:	/s/ Walter K. Compton

	Name:	Walter K. Compton
	Title:	Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Steven A. Cossé and Walter K. Compton, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Murphy Oil Corporation to comply with the Securities Act of 1933, as amended (the “1933 Act”) and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of the registration statement on Form S-8 under the 1933 Act, as amended, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on May 9, 2007.

Signature	Title
/s/ William C. Nolan, Jr.	Chairman and Director
William C. Nolan, Jr.

/s/ Claiborne P. Deming	President and Chief Executive Officer and Director (Principal Executive Officer)
Claiborne P. Deming

/s/ Frank W. Blue	Director
Frank W. Blue

/s/ Robert A. Hermes	Director
Robert A. Hermes

/s/ James V. Kelley	Director
James V. Kelley

/s/ R. Madison Murphy	Director
R. Madison Murphy

/s/ Ivar B. Ramberg
Ivar B. Ramberg	Director

/s/ Neal E. Schmale	Director
Neal E. Schmale

/s/ David J.H. Smith	Director
David J.H. Smith

/s/ Caroline G. Theus	Director
Caroline G. Theus

/s/ Kevin G. Fitzgerald	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Kevin G. Fitzgerald

/s/ John W. Eckart	Vice President and Controller (Principal Accounting Officer)
John W. Eckart

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1
Certificate of Incorporation of the Registrant, as amended, effective May 11, 2005, filed as Exhibit 3.1 to the Registrant’s Form 10-Q report for the quarterly period ended June 30, 2005, filed on August 5, 2005 (1934 Act File No. 001-08590).*

4.2	By-Laws of Registrant, as amended February 7, 2007 , filed as Exhibit 3.2 to the Registrant’s Form 8-K dated February 12, 2007 (1934 Act File No. 001-08590).*
4.3
Rights Agreement dated as of December 6, 1989 between Murphy Oil Corporation and Harris Trust Company of New York, as Rights Agent, filed as Exhibit 4.3 of Form 10-K for the year ended December 31, 2004, filed on March 16, 2005 (1934 Act File No. 001-08590).*

4.4
Amended Rights Agreement dated as of April 6, 1998 (“Amendment No. 1”) to the Rights Agreement dated as of December 6, 1989 (the “Original Agreement”) between Murphy Oil Corporation and Harris Trust Company of New York, as Rights Agent, filed as Exhibit 4.4 of Form 10-K for the year ended December 31, 2004, filed on March 16, 2005 (1934 Act File No. 001-08590).*

4.5
Amendment No. 2 dated as of April 15, 1999 to the Rights Agreement dated as of December 6, 1989, as amended by Amendment No. 1 dated as of April 6, 1998 between Murphy Oil Corporation and Harris Trust Company of New York, as Rights Agent, filed as Exhibit 4.5 of Murphy’s Form 10-K report for the year ended December 31, 2004, filed on March 16, 2005 (1934 Act File No. 001-08590).*

5.1	Opinion of Walter K. Compton, Esq.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Walter K. Compton, Esq. (included in Exhibit 5.1).
24	Power of Attorney (included on the signature pages of this Registration Statement).
99.1	Murphy Oil Corporation 2007 Long-Term Incentive Plan.
99.2	Murphy Oil Corporation Employee Stock Purchase Plan.
___________________________
* Incorporated herein by reference.